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                                                                    EXHIBIT 24.2

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of OHM Corporation, an Ohio corporation, hereby constitutes and appoints James
L. Kirk and Pamela K.M. Beall, and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for the undersigned and in the name, place and stead of the undersigned, to sign on behalf of the undersigned a Registration Statement on Form S-8 with respect to the Retirement and Incentive Compensation Plan, pursuant to the Securities Act of 1933 and to sign any and all amendments or supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Executed as of this 22nd day of January 1997.

                                     /s/ William P. Hulligan
                                     --------------------------------
                                     William P. Hulligan
                                     Director





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